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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 15, 1999

                                   ----------


                            THE KROLL-O'GARA COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





              OHIO                         000-21629             31-1470817
-------------------------------    ------------------------  ------------------
(State or other jurisdiction of    (Commission file number)   (I.R.S. employer
 incorporation or organization)                              identification no.)




            9113 LESAINT DRIVE,
              FAIRFIELD, OHIO                                       45014
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  (Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (513) 874-2112



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                    INFORMATION TO BE INCLUDED IN THE REPORT

         Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this report.

ITEM 5.    OTHER EVENTS.

         On November 15, 1999, The Kroll-O'Gara Company (the "Company"), Kroll Electronic Recovery, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("New Kroll Holdings"), and KER Acquisition, Inc., an Ohio corporation and a wholly owned subsidiary of New Kroll Holdings ("Reorganization Merger Sub"), entered into a merger agreement (the "Merger Agreement") with BCP/KROG Merger Corp. ("Recapitalization Merger Sub"), a company owned by BCP/KROG Acquisition Company L.L.C., a Delaware limited liability company ("BCP Acquisition"), and a wholly owned subsidiary of Blackstone Capital Partners III Merchant Banking Fund L.P. ("Blackstone"), pursuant to which a majority of the outstanding shares of the Company's common stock will be acquired by Blackstone for $18 per share in cash.

         The Merger Agreement provides, among other things, for the following two mergers to occur: (i) a "Reorganization Merger", in which Reorganization Merger Sub will merge with and into the Company, with the shares of the Company being converted into a like number of shares of New Kroll Holdings and the shares of Reorganization Merger Sub being converted into shares of the Company, such that the Company will become an indirect wholly owned subsidiary of New Kroll Holdings, which itself will become the entity publicly held by the shareholders who previously held shares in the Company; and (ii) a "Recapitalization Merger", which will occur immediately following consummation of the Reorganization Merger, in which Recapitalization Merger Sub will merge with and into New Kroll Holdings, with the shares of New Kroll Holdings (subject to certain exceptions set forth in the Merger Agreement) being converted into the right to receive $18 in cash (the "Cash Merger Consideration") and the shares of Recapitalization Merger Sub being converted into shares of New Kroll Holdings.

         Each issued and outstanding share of the common stock, par value $.01 per share, of New Kroll Holdings ("New Kroll Holdings Common Stock") outstanding immediately prior to the effective time of the Recapitalization Merger ("Recapitalization Effective Time") (other than shares held by dissenting stockholders or shares held by certain existing shareholders of the Company who will retain their ownership interests (the "Retaining Shareholders")) will be converted into the right to receive the Cash Merger Consideration.

         Each share of New Kroll Holdings Common Stock outstanding immediately prior to the Recapitalization Effective Time that is then owned by either BCP Acquisition or the Retaining Shareholders will not be converted and will not be otherwise affected by the Recapitalization Merger and will remain outstanding as one share of New Kroll Holdings Common Stock following the Recapitalization Effective Time.

         Pursuant to the Merger Agreement and a Voting, Sale and Retention Agreement, which was entered into by BCP Acquisition, New Kroll Holdings, the Retaining Shareholders and the O'Gara Shareholders listed therein simultaneously with the execution of the Merger Agreement, the Retaining Shareholders will receive in exchange for their shares of the Company's common stock, upon consummation of the Recapitalization Merger, differing combinations of the Cash Merger Consideration, New Kroll Holdings Common Stock and/or different series of preferred stock of New Kroll Holdings.

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         The foregoing description of the transactions contemplated by the
Merger Agreement is a summary only and is qualified in its entirety by reference to the complete copy of the Merger Agreement attached as an exhibit to this Form 8-K.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of Businesses Acquired.

         Not applicable.

(b)    Pro Forma Financial Information.

         Not applicable.

(c)    Exhibits

         99 Agreement and Plan of Mergers dated as of November 15, 1999 among The Kroll-O'Gara Company, Kroll Electronic Recovery, Inc., KER Acquisition, Inc. and BCP/KROG Merger Corp.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 30, 1999                       THE KROLL-O'GARA COMPANY


                                              By: /s/ Nicholas P. Carpinello
                                                 -----------------------------
                                                 Nicholas P. Carpinello
                                                 Controller and Treasurer





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